                                                                    EXHIBIT 11.1

                         The Chase Manhattan Corporation
                                and Subsidiaries

                    Computation of Earnings Per Common Share

For a discussion of the computation of primary and fully-diluted earnings per common share, see Note One of the Notes to Consolidated Financial Statements on page 70.

Year Ended December 31, (in millions, except per share amounts)           1996        1995            1994
------------------------------------------------------------------------------------------------------------
Earnings Per Share
Primary
Earnings:
  Income Before Effect of Accounting Change                            $   2,461   $   2,970       $   2,486
  Net Effect of Change in Accounting Principle                              --           (11)(a)        --
------------------------------------------------------------------------------------------------------------
  Net Income                                                           $   2,461   $   2,959       $   2,486
  Less: Preferred Stock Dividends                                            219         227             265
------------------------------------------------------------------------------------------------------------
  Net Income Applicable to Common Stock                                $   2,242   $   2,732       $   2,221
------------------------------------------------------------------------------------------------------------
Shares:
  Average Common and Common Equivalent Shares Outstanding                  446.4       440.8           442.2
------------------------------------------------------------------------------------------------------------
Primary Earnings Per Share:
  Income Before Effect of Accounting Change                            $    5.02   $    6.23       $    5.02
  Net Effect of Change in Accounting Principle                              --         (0.03)(a)        --
------------------------------------------------------------------------------------------------------------
  Net Income                                                           $    5.02   $    6.20       $    5.02
------------------------------------------------------------------------------------------------------------
Assuming Full Dilution
Earnings:
  Net Income Applicable to Common Stock                                $   2,242   $   2,732       $   2,221
  Add: Applicable Dividend on Convertible Preferred Stock                   --             7              20
------------------------------------------------------------------------------------------------------------
  Adjusted Net Income                                                  $   2,242   $   2,739       $   2,241
------------------------------------------------------------------------------------------------------------
Shares:
  Average Common and Common Equivalent Shares Outstanding                  446.4       440.8           442.2
  Additional Shares Issuable Upon Exercise of Stock Options for
    Dilutive Effect and Conversion of Preferred Stock(b)                     7.0        12.7             8.7
------------------------------------------------------------------------------------------------------------
  Adjusted Shares of Common and Common Equivalent Shares Outstanding       453.4       453.5           450.9
------------------------------------------------------------------------------------------------------------
Earnings Per Share Assuming Full Dilution:
  Income Before Effect of Accounting Change                            $    4.94   $    6.07       $    4.97
  Net Effect of Change in Accounting Principle                              --         (0.03)(a)        --
------------------------------------------------------------------------------------------------------------
  Net Income                                                           $    4.94   $    6.04       $    4.97
------------------------------------------------------------------------------------------------------------

(a) On January 1, 1995, the Corporation adopted SFAS 106 for the accounting for other postretirement benefits relating to its foreign plans.
(b) During the second quarter of 1995, the Corporation called all of the outstanding shares of its 10% convertible preferred stock for redemption. Substantially all of the 10% convertible preferred stock was converted, at the option of the holders thereof, to common stock. The common stock was issued from treasury.